Exhibit 10.3

OPERATION AND MANAGEMENT SERVICES AGREEMENT

OPERATION AND MANAGEMENT SERVICES AGREEMENT (“Agreement”), dated as of [                    ], 2012 (the “Effective Date”), by and among Delek Logistics Services Company, a Delaware corporation (the “Services Company”), Delek Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), and Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Partnership Parties”). The Services Company, the General Partner and the Partnership may be referred to herein individually as “Party” or collectively as “Parties.”

RECITALS

WHEREAS, the Partnership owns or leases the Facilities defined and described below consisting of pipelines, storage tanks, refined products terminals and other related facilities;

WHEREAS, Affiliates (as defined in Section 8.8 below) of the Services Company own, operate and maintain refineries, pipelines, storage tanks, refined products terminals and other related facilities;

WHEREAS, the Partnership Parties desire that the Services Company perform the Services as defined and described below with respect to the Facilities; and

WHEREAS, the Partnership Parties and the Services Company desire to set forth their respective rights and responsibilities with respect to the operation, maintenance and management of the Facilities, the provision of the Services, and other matters addressed herein;

NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1

DESCRIPTION OF FACILITIES

1.1 Facilities Description. “Facilities” means all gathering pipelines, transportation pipelines, storage tanks, truck racks, terminal facilities, offices and related equipment, real estate and other assets, or portions thereof, conveyed, contributed or otherwise transferred or intended to be conveyed, contributed or otherwise transferred as of the Effective Date to the Partnership or any of its subsidiaries, or owned by, leased by or necessary for the operation of the business, properties or assets of the Partnership or any of its subsidiaries as of the Effective Date. In addition, if the Partnership acquires or constructs assets after the Effective Date, the assets directly connected to and constructed to support the operation of, or to replace any portion of, the Facilities shall automatically become a part of the Facilities.

ARTICLE 2

PERFORMANCE OF SERVICES

2.1 Duties and Authority of the Services Company. The Services Company shall manage, subject to the terms of this Agreement and to the General Partner’s general directions, the operation, maintenance, repair, design, alteration and replacement of the Facilities and of the business processes associated with the Facilities as more particularly described below.

2.2 Services Provided by the Services Company. The Services Company shall make available to the Partnership Parties its employees in order to provide, or cause to be provided (through contractors, subcontractors or Affiliates), the following services relative to the Facilities (the “Services”) as directed by the General Partner:

(a) The Services Company shall conduct, or cause to be conducted, all operations with respect to the Facilities, and shall procure and furnish, or cause to be procured or furnished, all materials, equipment, services, supplies, and labor necessary for the operation and maintenance of the Facilities, engineering support for these activities, and related warehousing and security, including the following:

(1)	Maintain and operate flow and pressure control, monitoring, and over-pressure protection;

(2)	Maintain, repair, recondition, overhaul, and replace equipment, as needed, to keep the Facilities in good working order;

(3)	Operate the Facilities in a manner consistent with the standard of conduct set forth in Section 2.6; and

(4)	Conduct all other routine day-to-day operations of the Facilities.

(b) The Services Company shall provide, manage and conduct, or cause to be provided, managed and conducted, the business operations associated with the Facilities, including without limitation, the following:

(1)	Transportation and logistics, including commercial operations;

(2)	Commercial transportation marketing;

(3)	Contract administration;

(4)	Crude oil and refined product measurement;

(5)	Database mapping, reporting and maintenance;

(6)	Rights of way;

(7)	Materials management;

(8)	Engineering support (including facility design and optimization); and

(9)	Such other general services related to the Facilities as the General Partner and the Services Company may mutually agree from time to time.

(c) The Services Company shall coordinate and direct, or cause to be coordinated and directed, the activities of Persons (as defined in Section 8.8 below) (including contractors, subcontractors, consultants, professionals, service and other organizations) required by the Services Company to perform its duties and responsibilities hereunder.

2.3 Records. The Services Company will maintain operations, maintenance, and inspection records, accounting records (kept in accordance with generally accepted accounting principles) and source documentation substantiating the Services provided under this Agreement, in compliance with the Subject Laws (as defined in Section 2.6(b) below) and the Services Company’s policies and procedures. The Services Company shall develop and maintain such records as are required by laws, regulations, codes, permits, or governmental agencies.

2.4 Outside Agency Requests and Other Notices. Should any Party receive notice of an inspection or request for written comments concerning the Facilities by or from any governmental agency, the Party receiving the notice will notify the other Parties and permit the other Parties’ respective representatives to be present at all scheduled inspections and to review all correspondence to or from such governmental agency and to coordinate any necessary response. Each Party shall as soon as reasonably possible notify the other Parties of the occurrence of any incident, accident, action, loss, or existence of any unsafe or other condition which involves or could involve personal injury or property damage or loss relating to the Facilities or Services. If notice is first given orally under this Section 2.4, the notifying Party shall provide written notice to the other Parties as soon as reasonably possible.

2.5 Environmental Compliance. All operations conducted hereunder shall be in compliance with all Environmental Laws (as defined in Section 8.8 below).

2.6 Standard of Conduct of the Services Company.

(a) General Standard. The Services Company shall (1) perform the Services and carry out its responsibilities hereunder, and shall require all contractors, subcontractors and materialmen furnishing labor, material or services for the operation of the Facilities to carry out their responsibilities in accordance with workmanlike practices common in the energy logistics industry, and (2) exercise the same level of care the Services Company exercises in the management of its own business and affairs.

(b) Compliance with Procedures and Laws. The Services Company shall perform the Services under this Agreement in compliance with all laws, permits, rules, codes, ordinances, requirements and regulations of all federal, state or local agencies, court and/or other governmental bodies, including without limitation the Pipeline Safety Act of 1968, as amended, and the regulations and orders of the Federal Energy Regulatory Commission (“FERC”) and the Department of Transportation (“DOT”), which are applicable to (1) the Services Company’s business (2) any of the Facilities, and/or (3) the performance of Services or any other obligation of the Services Company hereunder (collectively, the “Subject Laws”). The Services Company shall also perform its Services for the Partnership Parties in a manner consistent with the Partnership’s pipeline transportation, storage and terminalling services agreements.

ARTICLE 3

RELATIONSHIP OF PARTIES

3.1 Independent Contractor. The Services Company is an independent contractor and shall perform the Services hereunder as an independent contractor. Nothing hereunder shall be construed as creating any other relationship between any Partnership Party and the Services Company, including but not limited to a partnership, agency or fiduciary relationship, joint venture, limited liability company, association, or any other enterprise. No Party nor any of its employees shall be deemed to be an employee of any other Party. The Partnership Parties’ interest is only in the performance of the Services by the Services Company in accordance with this Agreement.

3.2 Partnership Parties’ Right to Observe. The Partnership Parties shall at all times have the right to observe and consult with the Services Company in connection with the Services Company’s performance of its obligations under this Agreement. Further, the Services Company and the Partnership Parties shall have the right to witness all audits or environmental assessments of the other to be performed on or in connection with the Facilities. The Partnership Parties shall comply with all reasonable requirements of the Services Company prior to such observation or witnessing, including but not limited to safety requirements.

ARTICLE 4

REIMBURSEMENT AND BILLING PROCEDURES

The Services Company shall invoice the General Partner and/or the Partnership monthly for any direct costs actually incurred by the Services Company in providing the Services pursuant to this Agreement (including compensation costs, including payroll, benefits and payroll taxes, allocated to its employees providing the Services) and may cause any third party service providers to invoice the General Partner and/or the Partnership directly. The General Partner and/or the Partnership shall reimburse the Services Company for the Services it provides pursuant to this Agreement on or before the later of (i) 10 days after its receipt of such invoice or (ii) 30 days following the end of the calendar month during which such invoiced Services were performed.

ARTICLE 5

TERMINATION

5.1 Termination. This Agreement will terminate automatically upon the termination of the Omnibus Agreement, dated as of the Effective Date, among the Partnership, the General Partner and certain Affiliates of the Services Company, as the same may be amended from time to time. In addition, the Partnership Parties may terminate this Agreement at any time upon 30 days’ written notice to the Services Company. Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, provided, however, that such termination shall not affect or excuse the performance of any Party under the provisions of Article 6 which provisions shall survive the termination of this Agreement indefinitely.

ARTICLE 6

INDEMNITY

6.1 Indemnified Persons. Wherever “Partnership Party” or “Services Company” appears as an indemnitee in this Article 6, the term shall include such entity and its Affiliates and their respective contractors officers, directors, employees, representatives, agents, successors and permitted assigns involved in actions or duties to act on behalf of the indemnified party. These groups will be the “Partnership Party Indemnitees” or the “Services Company Indemnitees,” as applicable. “Third Persons” shall not include any Partnership Party Indemnitees or Services Company Indemnitees.

6.2 Indemnification.

(a) THE PARTNERSHIP PARTIES, JOINTLY AND SEVERALLY, SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS THE SERVICES COMPANY INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, CHARGES, DAMAGES, DEFICIENCIES, ASSESSMENTS, INTERESTS, FINES, PENALTIES, COSTS AND EXPENSES (COLLECTIVELY, “COSTS”) OF ANY KIND (INCLUDING REASONABLE ATTORNEYS’ FEES AND OTHER FEES, COURT COSTS AND OTHER DISBURSEMENTS), INCLUDING ANY COSTS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO ANY SUIT, PROCEEDING, JUDGMENT, SETTLEMENT OR JUDICIAL OR ADMINISTRATIVE ORDER AND ANY COSTS ARISING FROM COMPLIANCE OR NON-COMPLIANCE WITH ENVIRONMENTAL LAW. (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON, AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO THE SERVICES COMPANY’S PERFORMANCE OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SERVICES COMPANY INDEMNITEES. Notwithstanding the foregoing, the Partnership Parties’ liability to the Services Company Indemnitees pursuant to this Section 6.2(a) shall be net of any insurance proceeds actually received by the Services Company Indemnitees or any of their respective Affiliates from any third Person with respect to or on account of the damage or injury which is the subject of the indemnification claim. The Services Company agrees that it shall, and shall cause the other Services Company Indemnitees to, (1) use all commercially reasonable efforts to pursue the collection of all insurance proceeds to which any of the Services Company Indemnitees are entitled with respect to or on account of any such damage or injury, (2) notify the Partnership Parties of all potential claims against any third Person for any such insurance proceeds, and (3) keep the Partnership Parties fully informed of the efforts of the Services Company Indemnitees in pursuing collection of such insurance proceeds.

(b) THE SERVICES COMPANY SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS THE PARTNERSHIP PARTY INDEMNITEES FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON AND (3) LOSS OF OR DAMAGE TO

EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO SERVICES COMPANY’S PERFORMANCE UNDER THIS AGREEMENT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SERVICES COMPANY INDEMNITEES. Notwithstanding the foregoing, the Services Company’s liability to the Partnership Party Indemnitees pursuant to this Section 6.2(b) shall be net of any insurance proceeds actually received by the Partnership Party Indemnitees or any of their respective Affiliates from any third Person with respect to or on account of the damage or injury which is the subject of the indemnification claim. The Partnership Parties agree that they shall, and shall cause the other Partnership Party Indemnitees to, (1) use all commercially reasonable efforts to pursue the collection of all insurance proceeds to which any of the Partnership Party Indemnitees are entitled with respect to or on account of any such damage or injury, (2) notify the Services Company of all potential claims against any third Person for any such insurance proceeds, and (3) keep the Services Company fully informed of the efforts of the Partnership Party Indemnitees in pursuing collection of such insurance proceeds.

6.3 Damages Limitations. Notwithstanding anything to the contrary contained herein, no Party shall be liable or responsible to another Party or such other Party’s Affiliates for any consequential, punitive, special or exemplary damages, or for loss of profits or revenues (collectively referred to as “Special Damages”) incurred by such Party or its Affiliates that arise out of or relate to this Agreement, regardless of whether any such claim arises under or results from contract, tort, or strict liability; provided that the foregoing limitation is not intended and shall not affect Special Damages imposed in favor of third Persons that are not Parties to this Agreement.

6.4 Express Negligence. THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ANY OF THE INDEMNIFIED PARTIES (EXCLUDING, IN THE CASE OF SECTION 6.3(a), GROSS NEGLIGENCE OR WILLFUL MISCONDUCT)

ARTICLE 7

NOTICES

All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) business days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally-recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (d) if by e-mail, one (1) business day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows:

If to the Services Company to:

Delek Logistics Services Company

7102 Commerce Way

Brentwood, TN 37027

Attn: General Counsel

Telecopy No: (615) 435-1271

Email:

with a copy, which shall not constitute notice, to:

Delek Logistics Services Company.

7102 Commerce Way

Brentwood, TN 37027

Attn: President

Telecopy No: (615) 435-1271

Email:

If to the General Partner to:

Delek Logistics GP, LLC

7102 Commerce Way

Brentwood, TN 37027

Attn: General Counsel

Telecopy No: (615) 435-1271

Email:

with a copy, which shall not constitute notice, to:

Delek Logistics GP, LLC

7102 Commerce Way

Brentwood, TN 37027

Attn: President

Telecopy No: (615) 435-1271

Email:

If to the Partnership to:

Delek Logistics Partners, LP

c/o Delek Logistics GP, LLC

7102 Commerce Way

Brentwood, TN 37027

Attn: General Counsel

Telecopy No: (615) 435-1271

Email:

with a copy, which shall not constitute notice, to:

Delek Logistics Partners, LP

c/o Delek Logistics GP, LLC

7102 Commerce Way

Brentwood, TN 37027

Attn: President

Telecopy No: (615) 435-1271

Email:

ARTICLE 8

GENERAL

8.1 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto; provided, however, that the Partnership may make a collateral assignment of this Agreement solely to secure financing for the Partnership and its subsidiaries.

8.2 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas

8.3 Non-waiver of Future Default. No waiver of any Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.

8.4 Audit and Maintenance of Records; Reporting. Notwithstanding the payment by the General Partner or the Partnership of any charges, the Partnership Parties shall have the right to review and contest the charges. For a period of two years from the end of any calendar year, the Partnership Parties shall have the right, upon reasonable notice and at reasonable times, to inspect and audit all the records, books, reports, data and processes related to the Services performed by the Services to ensure the Services Company’s compliance with the terms of this Agreement. If the information is confidential, the parties shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.

8.5 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

8.6 Amendment of Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

8.7 Force Majeure. If either Party is rendered unable, wholly or in part, by force majeure (as defined in Section 8.8 below) to carry out its obligations under this Agreement, other than to make payments due, the obligations of that Party, so far as they are affected by force majeure, will be suspended during the continuance of any inability so caused, but for no longer period. The Party whose performance is affected by force majeure will provide notice to the other Party, which notice may initially be oral, followed by a written notification, and will use commercially reasonable efforts to resolve the event of force majeure to the extent reasonably possible.

8.8 Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) “Affiliate” means, with respect to a specified Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term “control” includes (1) with respect to any Person having voting securities or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (2) ownership of 50% or more of the equity or equivalent interest in any Person and (3) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, Delek US Holdings, Inc. and its subsidiaries (other than the Partnership Parties and their subsidiaries), including the Services Company, on the one hand, and the Partnership Parties and their subsidiaries, on the other hand, shall not be considered Affiliates of each other.

(b) “Environmental Law” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law now or hereafter in effect, relating to pollution or protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other similar federal, state or local environmental conservation and protection laws, each as amended from time to time.

(c) “Environmental Permits” means any permit, approval, identification number, license, registration, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.

(d) “Force majeure” means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, storms, floods, washouts, arrests, the order of any court or Governmental Authority having jurisdiction while the same is in force and effect, civil disturbances, explosions, breakage, accident to machinery, storage tanks or lines of pipe, inability to obtain or unavoidable delay in obtaining material or equipment, and any other causes whether of the kind herein enumerated or otherwise not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome.

(e) “Person” shall include an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

8.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

8.10 Third Parties. This Agreement is not intended to confer upon any Person not a Party any rights or remedies hereunder, and no Person other than the Parties is entitled to rely on or enforce any representation, warranty or covenant contained herein.

The Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first written above.

DELEK LOGISTICS SERVICES COMPANY

By:

Name:

Title:

By:

Name:

Title:

DELEK LOGISTICS GP, LLC

By:

Name:

Title:

By:

Name:

Title:

Signature Page – Operation and Management Services Agreement

DELEK LOGISTICS PARTNERS, LP

By:	DELEK LOGISTICS GP, LLC its general partner

By:

Name:

Title:

By:

Name:

Title:

Signature Page – Operation and Management Services Agreement